UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2025

Karbon Capital Partners Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43005	98-1883211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

321 Biden Street, 12th Floor

Scranton, Pennsylvania 18505

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (570) 558-6100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which each class is registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	KBONU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	KBON	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, at an exercise price of $11.50 per share	KBONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 12, 2025, Karbon Capital Partners Corp. (the “Company”) consummated an initial public offering (the “IPO”) of 34,500,000 units (the “Public Units”) at $10.00 per Public Unit, each Public Unit being comprised of one Class A ordinary share, $0.0001 par value per share (the “Public Shares”) and one-fourth of one redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Public Warrants”). In connection with the IPO, the Company also consummated a private placement (the “Private Placement”) of units (the “Private Placement Units”) pursuant to which Karbon Capital Partners Core Holdings, LLC (the “Sponsor”) purchased 890,000 Private Placement Units at $10.00 per Private Placement Unit, each Private Placement Unit being comprised of one Class A ordinary share, $0.0001 par value per share (the “Private Placement Shares”) and one-fourth of one warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the final prospectus relating to the IPO) (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”).

The net proceeds from the IPO, together with certain of the proceeds from the Private Placement, $345,000,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriter of the IPO with Continental Stock Transfer & Trust Company acting as trustee. The Company will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to amounts withdrawn or eligible to be withdrawn to pay the Company’s taxes (and such withdrawals can only be made from interest and not from the principal held in the trust account) and up to $100,000 to pay dissolution expenses, as applicable, if any, until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s Public Shares if the Company is unable to complete an initial business combination within the completion window, subject to applicable law, and (iii) the redemption of the Company’s Public Shares properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed or repurchased in connection with the Company’s initial business combination or to redeem 100% of the Company’s Public Shares if the Company does not complete the Company’s initial business combination within 24 months (or 27 months if the Company has entered into a letter of intent for an initial business combination) from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of Public Shares or pre-initial business combination activity.

An audited balance sheet as of December 12, 2025, reflecting receipt of the Offering Proceeds, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Audited Balance Sheet, as of December 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARBON CAPITAL PARTNERS CORP.

Date: December 18, 2025	By:	/s/ Thomas F. Karam
	Name:	Thomas F. Karam
	Title:	Chief Executive Officer

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